EXHIBIT 10.3

                      EMPLOYMENT AGREEMENT OF WILL MCMASTER


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                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 31st day of August 2003, by and between Gaming & Entertainment Group, Inc., a Nevada corporation ("Company"), and Will McMaster, an individual ("Employee").

                                   WITNESSETH:

      WHEREAS, Employee has significant expertise in, inter alia, Class II and Class III gaming systems development, information technology, software and hardware Engineering, client/server network systems, databases, regulatory/compliance standards for Nevada & GLI markets, and back-end systems, operations & protocols;

      WHEREAS, Employer desires to employ Employee on the terms and conditions set forth hereinbelow; and

      WHEREAS, Employee desires to enter this Agreement on the terms and conditions set forth hereinbelow.

      NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

      1. Term. Company hereby employs and Employee hereby accepts employment with the Company for a period of two (2) years beginning on the date hereof ("Term"). Unless Company or Employee gives written notice that this Agreement shall be allowed to expire and the employment relationship thereby terminated at least thirty (30) days prior to the expiration of the Term, this Agreement shall continue in effect from month to month after the expiration of the Term and shall be terminable by either party upon thirty (30) days' written notice.

      2. Duties of Employee. Employee's position with Company shall be Director of Research and Development. Employee shall do and perform all services, acts, or things reasonably necessary or advisable to accomplish the objectives and complete the tasks assigned to Employee by senior management of Company. With Employee's consent, Company may assign Employee to another position commensurate with Employee's training and experience so long as the compensation paid to Employee is equal to or greater than the compensation provided in this Agreement.

      3. Devotion of Time to Company's Business. Employee shall be a full-time employee of Company and shall devote such substantial and sufficient amounts of his productive time, ability, and attention to the business of Company during the Term of this Agreement as may be reasonable and necessary to accomplish the objectives and complete the tasks assigned to Employee. Prior written consent of Company shall be required before Employee shall undertake to perform any outside services of a business, commercial, or professional nature, whether for compensation or otherwise' provided. however, Employee shall be permitted to provide technology consulting to third parties unaffiliated with the Company so long as such matter are not undertaken during regular business hours and are non-competitive with the Company's business initiatives. Any and all gaming related technology or products invented, patented or trademarked, during the Term shall be considered the intellectual property of Company as further provided in Section 12 hereinbelow. All non-gaming technology and/or inventions shall be presented to the employer for first right of acceptance or refusal. Written consent shall not be required as to Employee's reasonable participation in educational and professional activities related to the maintenance of Employee's qualifications and stature in his profession.

      4. Uniqueness of Services. Employee hereby acknowledges that the services to be performed by him under the terms of this Agreement are of a special and unique value. Accordingly, the obligations of Employee under this Agreement are non-assignable.

      5. Compensation of Employee.

            a. Base Annual Salary. Subject to other specific provisions in this Agreement, as compensation for services hereunder, Employee shall receive a Base Annual Salary of $120,000 per annum.


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            b. Annual Review. Company agrees to review the salary of Employee annually during the term of this Agreement. Company, in its sole discretion, may increase Employee's salary dependent upon various factors which include without limitation Employee's performance, the compensation paid to similarly situated employees of businesses similar in type and size to Company, the financial condition of Company, and the economic and market conditions to which Company is or may be subject.

            c. Cash Bonus. During the term of this Agreement, Employee may be paid a cash bonus or bonuses in addition to his salary. The decision to award a cash bonus or bonuses and the amount thereof shall be within the sole and absolute discretion of Company and shall be based on various factors which include without limitation Employee's performance, the compensation paid to similarly situated employees of businesses similar in type and size to Company, the financial condition of Company, and the economic and market conditions to which Company is or may be subject.

            d. Stock Options. Upon execution of the Agreement, Company shall grant to Employee options to purchase shares of Company Common Stock (the "Option") under the Company's 2003 Stock Option and Incentive Plan ("Plan"). The Option shall be in the form of Company's standard Stock Option Grant Agreement and subject to the terms and conditions thereof and of the Plan, and shall additionally provide as follows:

                  (1) The number of shares subject to the Option shall be 100,000.

                  (2) The purchase price per share shall be $0.75, the price at which the Company is selling its shares of common stock in its private placement, which is ongoing as of the date hereof.

                  (3) The Option shall be designated as an Incentive Option.

                  (4) Upon execution of the Agreement, 25,000 shares subject to the Option shall immediately vest. The remaining 75,000 shares subject to the Option shall vest at the rate of 3,125 shares per month for the 24-month term hereof.

                  (5) The Option shall terminate on (i) the expiration date specified in the Stock Option Grant Agreement (attached hereto as Exhibit A), which date shall be ten (10) years from the date hereof, or such earlier date as termination may occur according to the terms and conditions of the Plan and/or the Stock Option Grant Agreement. Upon termination for any reason, Employee and/or his successors and assigns shall have only such rights as are specified in the Plan and the Stock Option Grant Agreement, and shall not be entitled to any compensation in any form for the loss of any other right.

            e. Vacation. During the Term, Employee shall be eligible for two (2) weeks paid vacation.

            g. Employee Benefits. Employee shall receive such benefits, fringe benefits and entitlements as is usual and customary for Company to provide an employee of like status and position and are consistent with Company's established policies on employment, which may be revised from time to time in the sole discretion of Company. Company shall waive the 90-day waiting period for Employee to become eligible to participate in Company's medical and dental plan.

            h. Business Expenses. Company will reimburse Employee for reasonable business expenses incurred in performing Employee's duties and promoting the business of Company.

      6. Termination of Employment.

            a. Company shall have the right to terminate the Employee's employment at any time for cause by giving the Employee written notice of the effective date of termination (`Effective Date of Termination"). For the purposes of this Agreement, "cause" shall mean:

                  (1) Fraud, misappropriation, embezzlement or any other action of material misconduct against Company or any of its affiliates or subsidiaries;


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                  (2) Substantial failure to render services in accordance with the provisions of this Agreement, provided that:

                        (a) a written demand for performance has been delivered to the Employee by the Company at least ten (10) days prior to termination identifying the manner in which Company believes that the Employee has failed to perform; and

                        (b) the Employee has thereafter failed to remedy such failure to perform;

                  (3) material violation of any law, rule or regulation or any governmental or regulatory body material to the business of Company;

                  (4) conviction or a guilty plea or nolo contendere plea to a felony;

                  (5) the loss, revocation or suspension of any license or certification of the Employee necessary for the Employee to discharge the Employee's duties on behalf of Company;

                  (6) acts or omissions by the Employee which jeopardize any governmental registration, license, permit or other governmental permission material to the business of Company in any jurisdiction in which Company does business or seeks to do business;

                  (7) repeated and persistent failure to abide by the policies established by Company after written warning from the Company;

                  (8) any acts of violence or threats of violence made by the Employee against Company or anyone associated with Company's business;

                  (9) the solicitation or acceptance of payment or gratuity from any existing or potential customer or supplier of Company without the prior written consent of the President of Company;

                  (10) failure to disclose any fact material to Company's decision to enter into this Agreement including, without limitation, failure to disclose any criminal or civil fraud charges brought against Employee at any time or failure to disclose a prior business or personal bankruptcy action involving Employee;

                  (11) drug dependency or habitual insobriety; or

                  (12) gross incompetence.

            c. In the event of termination for cause, the Employee shall be paid the Employee's salary through the Effective Date of Termination. After the Effective Date of Termination, the Employee shall not be entitled to accrue or vest in any further salary, severance pay, benefits, fringe benefits or entitlements except as may be required by statute or regulation of any agency or competent jurisdiction.

            d. This Agreement shall terminate automatically in the event that:
(i) Employee fails or is unable to perform Employee's duties due to injury, illness or other incapacity for ninety (90) days in any twelve (12) month period (except that Employee may be entitled to disability payments pursuant to Company's disability plan, if any); or (ii) Death of Employee.

            e. In the event of termination of Employee's employment for any reason, Employee shall be required to seek other employment in order to mitigate any damages resulting from the breach of this Agreement, including, but not limited to any right to salary, bonuses or any other perquisite of employment provided to Employee by Company.


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      7. Covenant of Confidentiality. All documents, records, files, manuals, forms, materials, supplies, computer programs, trade secrets, customer lists, and other information which comes into Employee's possession from time to time during Employee's employment by Company, and/or any of Company's subsidiaries or affiliates, shall be deemed to be confidential and proprietary to Company and shall remain the sole and exclusive property of Company. Employee acknowledges that all such confidential and proprietary information is confidential and proprietary and not readily available to Company's business competitors. On the Effective Date of Termination of the employment relationship or at such other date specified by Company, Employee agrees that he will return to Company all such confidential and proprietary items (including, but not limited to, business cards, keys, business plans, marketing plans, financial projections, etc.) in his control or possession, and all copies thereof, and that he will not remove any such items from the offices of Company. It is the intention of the parties that the broadest possible protection be given to Company's trade secrets and proprietary information and nothing in this Section 7 shall in any way be construed to narrow or limit the protection and remedies afforded by the Uniform Trade Secrets Act.

      8. Covenant of Non-Disclosure. Without the prior written approval of Company, Employee shall keep confidential and not disclose or otherwise make use of any of the confidential or proprietary information or trade secrets referred to in Section 7 nor reveal the same to any third party whomsoever, except as required by law.

      9. Covenant of Non-Solicitation.

            a. Employees. During the Term of this Agreement and for a period of two (2) years following the effective date of termination of the employment relationship, Employee, either on Employee's own account or for any person, firm, company or other entity, shall not solicit, interfere with or induce, or attempt to induce, any employee of Company, or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any, with Company.

            b. Customers. During the Term of this Agreement and for a period the longer of (i) one (1) year following the effective date of termination of the employment relationship or (ii) the time the Covenant Against Competition (defined below) remains in effect, Employee, either on Employee's own account or for any person, firm, company or other entity, shall not solicit or induce, or attempt to induce, any customer of Company to purchase any products or services which compete with any products or services offered by Company at the time of the termination of the employment relationship.

      10. Covenant of Cooperation. Employee agrees to cooperate with Company in any litigation or administrative proceedings involving any matters with which Employee was involved during his employment by Company. Company shall reimburse Employee for reasonable expenses incurred in providing such assistance.

      11. Covenant Against Competition.

            a. Scope and Term. During the Term of this Agreement and for an additional period ending ninety (90) days following the Effective Date of Termination or expiration of the employment relationship, Employee shall not directly or indirectly engage in or become a partner, officer, principal, employee, consultant, investor, creditor or stockholder of any business, proprietorship, association, firm, corporation or any other business entity which is engaged or proposes to engage or hereafter engages in any business which directly competes with the business of Company and/or any of Company's subsidiaries or affiliates in any geographic area in which Company conducts business at the time of the termination or expiration of the employment relationship. Notwithstanding the foregoing, nothing contained herein shall prevent Employee from engaging in a business or accepting employment with a business that does not sell to the gaming industry.

            b. Option to Extend Term. After the expiration of the ninety (90) day term specified in subsection (a) above, in consideration of the Supplemental Payments provided in subsection (c) below, Company shall have the option of extending the term of this Covenant for an additional period ending the earlier of (i) two (2) years following the effective date of the termination or expiration of the employment relationship, or (ii) the date Company discontinues the supplemental payments specified in subsection (c) below. To exercise this option, Company shall provide written notice to Employee on or before fifteen
(15) days prior to the expiration of the ninety (90) day term specified in subsection (a) above.


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            c. Supplemental Payments. After the expiration of the ninety (90)
day term specified in subsection (a) above, and so long as Company desires this Covenant Against Competition to remain in full force (not to exceed a period of one (1) year from the effective date of termination), Company shall pay to
Employee:

                  (1) Upon termination without cause pursuant to Section 6(a) above or upon expiration of this Agreement pursuant to Section 1 above, a sum each month equal to seventy-five percent (75%) of Employee's Base Monthly Salary; or

                  (2) Upon termination by Employee or for just cause pursuant to
Section 6(b) above, a sum each month equal to fifty percent (50%) of Employee's Base Monthly Salary.

            d. Base Monthly Salary Defined. For purposes of this Agreement, "Base Monthly Salary" means one-twelfth (1/12) of Employee's Base Annual Salary specified in Section 5(a) above. If there is no Base Annual Salary specified in
Section 5(a) or at the time of termination or expiration of this Agreement Employee was not entitled to receive a Base Annual Salary, "Base Monthly Salary" means the average monthly compensation paid to Employee by Company during the time of his/her employment by Company.

            e. Acknowledgement. Both parties acknowledge that this Covenant only restricts employee's re-employment in the gaming industry and does not affect Employee's employment opportunities in the non-gaming industry. Both parties further acknowledge that the employment opportunities in the gaming industry represent only a small fraction of employment opportunities in the non-gaming industry. Employee acknowledges that the scope and term of this Covenant Against Competition are reasonable under the circumstances and the consideration provided by this Agreement is sufficient remuneration for the limited restriction this Covenant imposes on Employee's future employment opportunities.

      12. Rights to Inventions.

            a. Inventions Defined. "Inventions" means discoveries, concepts, and ideas, whether patentable or not, relating to any present or prospective activities of Company, including without limitation devices, processes, methods, formulae, techniques, and any improvements to the foregoing.

            b. Application. This Section 12 shall apply to all Inventions made or conceived by Employee, whether or not during the hours of his employment or with the use of Company facilities, materials, or personnel, either solely or jointly with others, during the Term of his employment by Company.

            c. Assignment. Employee hereby assigns and agrees to assign to Company all of his rights to Inventions and to all proprietary rights therein, based thereon or related thereto, including without limitation applications for United States and foreign letters patent and resulting letters patent.

            d. Reports. Employee shall inform Company promptly and fully of each Invention by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved ("Notice of Invention"). In addition, a report shall also be submitted by Employee upon completion of any study or research project undertaken on Company's behalf, whether or not in the Employee's opinion a given study or project has resulted in an Invention.

            e. Patents. At Company's request and expense, Employee shall execute such documents and provide such assistance as may be deemed necessary by Company to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions.

      13. Remedies. Notwithstanding any other provision in this Agreement to the contrary, Employee acknowledges and agrees that if Employee commits a material breach of the Covenant of Confidentiality (Section 7), Covenant of Non-Disclosure (Section 8), Covenant of Non-Solicitation (Section 9), Covenant of Cooperation (Section 10), Covenant Against Competition (Section 11), or Rights to Inventions (Section 12), Company shall have the right to have the obligations of Employee specifically enforced by any court having jurisdiction on the grounds that any such breach will cause irreparable injury to Company and money damages will not provide an adequate remedy. Such equitable remedies shall be in addition to any other remedies at law or equity, all of which remedies shall be cumulative and not exclusive. Employee further acknowledges and agrees that the obligations contained in Sections 7 through 12, of this Agreement are fair, do not unreasonably restrict Employee's future employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement.


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      14. Survivability. Sections 7 through 13, of this Agreement shall survive termination of the employment relationship and this Agreement.

      15. General Provisions.

            a. Arbitration. Any controversy involving the construction, application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, including without limitation claims for breach of contract, violation of public policy, breach of implied covenant, intentional infliction of emotional distress or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association at Las Vegas, Nevada. The cost of arbitration shall be borne by the losing party. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

            b. Authorization. Company and Employee each represent and warrant to the other that he/she/it has the authority, power and right to deliver, execute and fully perform the terms of this Agreement.

            c. Entire Agreement. Employee understands and acknowledges that this document constitutes the entire agreement between Employee and Company with regard to Employee's employment by Company and Employee's post-employment activities concerning Company. This Agreement supersedes any and all other written and oral agreements between the parties with respect to the subject matter hereof. Any and all prior agreements, promises, negotiations, or representations, either written or oral, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. This Agreement may be altered, amended, or modified only in writing signed by all of the parties hereto. Any oral representations or modifications concerning this instrument shall be of no force and effect.

            d. Severability. If any term, provision, covenant, or condition of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of such provisions and all of the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired, or invalidated as a result of such decision.

            e. Governing Law. Except to the extent that federal law may preempt Nevada law, this Agreement and the rights and obligations hereunder shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

            f. Taxes. All compensation payable hereunder is gross and shall be subject to such withholding taxes and other taxes as may be provided by law. Employee shall be responsible for the payment of all taxes attributable to the compensation provided by this Agreement except for those taxes required by law to be paid or withheld by Company.

            g. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Company. Employee may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

            h. Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing such provision or provisions and each and every other provision of this Agreement.

            i. Captions. Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect any provisions contained therein.


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            j. Breach - Right to Cure. A party shall be deemed in breach of this
Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ten (10) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

      16. Acknowledgement. Employee acknowledges that he has been given a reasonable period of time to review this Agreement before signing it. Employee certifies that he has fully read, has received an explanation of, and completely understands the terms, nature, and effect of this Agreement. Employee further acknowledges that he is executing this Agreement freely, knowingly, and voluntarily and that Employee's execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, Employee does not rely on any inducements, promises, or representations by Company other than the terms and conditions of this Agreement.

      17. Effective Only Upon Execution by Authorized Officer of Company. This Agreement shall have no force or effect and shall be unenforceable in its entirety until (i) it is approved by the Compensation Committee and Board of Directors of Company and (ii) it is executed by a duly authorized officer of Company and such executed Agreement is delivered to Employee.

      18. Agreement Subject to Satisfactory Background Investigation. Employee understands and acknowledges that his employment is subject to the satisfactory conclusion of a background investigation. Any other provision in this Agreement to the contrary notwithstanding, Company may terminate this Agreement without further obligation or liability to Employee if a background investigation of Employee reveals information that, in the reasonable judgment of Company, (i) would materially interfere with, impede or impair the efficient and effective performance of Employee's duties under this Agreement or (ii) could subject Company to significant disciplinary action or cause Company to lose or become unable to obtain or reinstate any federal, state and/or foreign registration, license or approval material to Company's business or the business of any subsidiary of the Company.

      IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.

Employee                                  Gaming & Entertainment Group, Inc.

By:      /s/ Will McMaster                By: /s/ Gregory L. Hrncir
   ---------------------------------          ----------------------------------
         Will McMaster                        Gregory L. Hrncir
                                              President


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                                    EXHIBIT A


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                       GAMING & ENTERTAINMENT GROUP, INC.

                      2003 STOCK OPTION AND INCENTIVE PLAN
                                  OPTION GRANT

Optionee:        Will McMaster             Date of Grant:      August 8, 2003

Grant No:        2003-18                   Exercise Price:     $0.75

Type of Option:  Incentive Option(1)       Number of Shares:   100,000

Term of Option:  Commencing on the Date of Grant and expiring on the tenth anniversary date of this option grant(2)

      Subject to the terms, conditions and restrictions of the 2003 Stock Option and Incentive Plan (the "Plan") and this Option Grant, Gaming & Entertainment Group, Inc. (the "Company") hereby grants an option (the "Option") to purchase the above-referenced number of shares of common stock, $.001 par value ("Common Stock"), of the Company exercisable at the exercise price stated above. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

      The Option granted hereunder shall be exercisable only to the extent it has vested. Each installment of the Option shall vest on the vesting date(s) set forth below so long as Optionee continues to have an uninterrupted Relationship with the Company or a Subsidiary up to, and including, each such respective scheduled vesting date. Optionee will only have the right to exercise any vested portion(s) of the Option. If Optionee ceases to have a Relationship with the Company or a Subsidiary up to, and including, the date upon which all or any installment of the option vest(s), the Optionee shall have no right, nor be entitled, to exercise the unvested portion of the Option. The vesting schedule for the Option under this Option Grant is as follows:

                   August 8, 2003 -- 25% of the Option vests

              Each month during the -- 1/24 or 3,125 of the shares
              following 24 months      subject to the Option vest

      The Option shall not be assigned, pledged, sold, encumbered, transferred or otherwise disposed of by Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and during the lifetime of Optionee the Option shall be exercisable only by such Optionee. Any attempted assignment, pledge, sale, encumbrance, transfer or other disposition of the Option, other than in accordance with the terms set forth herein, shall be null and void, and of no effect.

----------

(1) In order to qualify as an Incentive Option, numerous conditions must be met, including the approval of the Plan by the stockholders of the Company within twelve months after the date of adoption of the Plan by the Board. Neither the Committee, the Board nor the Company shall have any liability if the Option does not qualify as an Incentive Option. Any portion of the Option that does not qualify as an Incentive Option shall be deemed to be a Nonstatutory Option.

(2)   The Option shall terminate in accordance with the Plan.


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NOTE: A COPY OF THE PLAN IS ATTACHED. THE PLAN DETAILS THE TERMS, CONDITIONS AND
RESTRICTIONS OF THE OPTION AND THE UNDERLYING SHARES OF COMMON STOCK, AND SHOULD BE CAREFULLY READ IN ITS ENTIRETY. IN ADDITION, THIS OPTION GRANT MAY CONTAIN ADDITIONAL TERMS, CONDITIONS AND RESTRICTIONS OF THE OPTION AND THE UNDERLYING SHARES OF COMMON STOCK. IF THERE IS ANY QUESTION, AMBIGUITY OR CONTRADICTION IN THIS OPTION GRANT, THE LANGUAGE OF THE PLAN SHALL GOVERN.

      IN WITNESS WHEREOF, the undersigned executes this Option Grant as of the date first set forth above:

                                       GAMING & ENTERTAINMENT GROUP, INC.,
                                       A NEVADA CORPORATION

                                       By: /s/ Gregory L. Hrncir
                                           -------------------------------------
                                           Gregory L. Hrncir
                                           President

ACCEPTED AND AGREE TO AS OF THE DATE OF GRANT:

Signature:                          Passport or Other
                                    Government Issued
                                    Identification Number:

          /s/ Will McMaster
          -------------------                              ---------------------

Residence Address:
                  --------------------------------------------------------------
                   (street address)                (city, state, zip code)


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